FORM OF AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment to Distribution Agreement (this “Amendment”), effective as of [    ], 2015, is made by and between Matthews International Funds d/b/a Matthews Asia Funds, a Delaware statutory trust (the “Trust”) and Foreside Funds Distributors LLC, a Delaware limited liability company (“Foreside,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement, dated as of April 30, 2015, as amended from time to time, by and between the Trust and Foreside (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Foreside agreed to act as principal underwriter in connection with the offering of shares of beneficial interest by separate series of the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate new series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

2. The addition of the Matthews Asia Value Fund as set forth on the attached amended Exhibit A.

2. The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Exhibit A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

FORESIDE FUNDS DISTRIBUTORS LLC		MATTHEWS INTERNATIONAL FUNDS d/b/a MATTHEWS ASIA FUNDS

By:		By:
Name:	[ ]	Name:	John P. McGowan
Title:	[ ]	Title:	Vice President and Secretary
Date:	[ ], 2015	Date:	[ ], 2015

Exhibit A

Fund Names

Matthews Asia Dividend Fund

Matthews Asia Focus Fund

Matthews Asia Growth Fund

Matthews Asia Science and Technology Fund

Matthews Asia Small Companies Fund

Matthews Asia Strategic Income Fund

Matthews Asia ESG Fund

Matthews Asia Value Fund

Matthews Asian Growth and Income Fund

Matthews China Dividend Fund

Matthews China Fund

Matthews China Small Companies Fund

Matthews Emerging Asia Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Pacific Tiger Fund